Exhibit 99.2
Q4’24 & FY’24 Earnings Results

2 Safehold | The Ground Lease Company | February 2025 FY’24 Summary Note: The information in this presentation is as of December 31, 2024, unless otherwise stated. Refer to Appendix for Unrealized Capital Appreciation Details, Portfolio Reconciliation, Glossary and Endnotes at the end of this presentation. a. Metrics below represent the 10 newly originated ground leases. Does not include the newly originated leasehold loan in the leasehold loan fund. b. Based on cash & cash equivalents and unused capacity of the unsecured revolving credit facilities as of 12/31/24. $6.8b / $9.1b Total Portfolio Aggregate GBV6 / Total Portfolio Estimated UCA Investment Activity Portfolio Metrics5 Capital Sources $1.3bb Cash & Credit Facility Availability 49% / 3.5x GLTV3 / Rent Coverage4 Remaining Capital for JV with Leading Sovereign Wealth Fund $400m7 (SAFE $220m, Partner $180m) GLTV3 2.8x Rent Coverage4 7.4% Economic Yield 34% 6 Sponsors (4 New) 7 Markets 100% Multifamily $193m1 10 Ground Leases $32ma2 1 Leasehold Loan New Originations $225m1&2 $2.0b Revolver New 5-year unsecured revolving credit facility (increased credit availability, lowered cost and extended term versus prior $1.85b aggregate facilities) $750m Commercial Paper Program Unsecured funding program put in place as alternative to current revolver with >50 bps interest rate savings Fitch Upgrade Received credit rating upgrade from BBB+ to A- with a Stable Outlook S&P Initial Rating Received initial credit rating of BBB+ with a Positive Outlook Capital Markets Activity $700m Notes Issued $400m and $300m 10-year unsecured notes (5.84% w.a. coupon, 5.19% w.a. yield to maturity net of $43m total realized hedge gains)

3 Safehold | The Ground Lease Company | February 2025 $0.3b $0.9b $4.8b $6.8b $0.4b $1.8b $8.1b $9.1b IPO (6/22/2017) Q4'18 Q4'21 Q4'24 Aggregate GBV (Ground Leases) Estimated Unrealized Capital Appreciation $319m Fundings Portfolio Growth 20x 21x Estimated UCA Growth since IPO Portfolio Growth since IPO6 17.7m SF 20.1k Units Multifamily Office Hotel Life Science Other 12.5m SF 3.8m SF 5.1k Keys 1.3m SF 0.7m SF Portfolio Total Square Feet: 36.0m9 FY’24 Fundings & Originations  $148m new ground leases (7.3% Economic Yield)  $165m existing ground leases (6.5% Economic Yield)10&11  $6m leasehold loans (SOFR+579) Total Asset Count 12 30 106 147 Note: Please see the “Important Note re: Certain Metrics” at the end of this presentation for a statement about metrics this quarter. Refer to Appendix for Unrealized Capital Appreciation Details and Endnotes. Represents Core Ground Lease Portfolio unless otherwise noted. Multifamily Asset Count % 8% 27% 52% 58% $225m New Originations  Ten new ground leases for $193m1 o $148m funded, $45m unfunded  One new leasehold loan for $32m2 ($0 funded) o $17m SAFE, $15m JV Partner Multifamily Asset Count 1 8 55 85 $46m Fundings Q4’24 Fundings & Originations  $5m new ground leases (7.4% Economic Yield)  $41m existing ground leases (6.9% Economic Yield)  $0.4m leasehold loan (SOFR+271) $22m New Originations  One new ground lease for $22m8 o $5m funded, $17m unfunded

4 Safehold | The Ground Lease Company | February 2025 Earnings Results Note: Please refer the “Earnings Reconciliation” section of the Appendix for more information with regard to the calculation of net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period. a. Caret related income was $0.6m in FY’24 and $0 in FY’23. The income was due to redemption of Caret units at original purchase price reduced by an amount equal to previous cash distributions in connection with the sale of a ground lease in 2022. Merger and Caret related costs were $0 in FY’24 and $167.4m in FY’23. FY’23 includes $145.4m full impairment of goodwill, $10.1m expenses and reserves primarily related to legal, tax, accounting and advisors, $6.7m transfer tax and $5.3m G&A primarily related to the termination of pre-existing iStar incentive plans and other miscellaneous items. Non-recurring gains were $0 in FY’24 and $15.6m in FY’23. FY’23 includes $15.2m non-amortizable hedge gain due to long-term debt not procured and $0.4m gain on sale of a ground lease. General provision for credit losses on prior period balances were $6.8m in FY’24 and $0 in FY’23. FY’24 includes $6.6m on consolidated assets and $0.2m on unconsolidated assets. All numbers net of impact attributable to noncontrolling interests. b. Excludes $5.3m G&A in YTD’23 that is considered merger and Caret related costs. c. The company enhanced its general provision for credit losses methodology during the year and applied the updated methodology to historical periods in accordance with GAAP. d. Represents diluted share count. Basic share count is 71.4m and 71.4m in Q4’24 and FY’24 and is 71.1m and 66.7m in Q4’23 and FY’23. Q4 GAAP Net Income and EPS decreased Y/Y primarily due to the derivative hedge gain (Revenue) in Q4’23. Excluding the derivative hedge gain in Q4’23, Q4 Y/Y Net Income and EPS slightly increased due to: o +$3.9m: increase in asset-related revenue from investments less increase in interest expense primarily due to debt funding for ground leases o -$1.0m: non-cash general provision for credit losses o -$2.3m: decrease in earnings from equity method investments primarily due to leasehold loan activity FY GAAP Net Income and EPS increased Y/Y primarily due to: o +$145.4m: full non-cash impairment of goodwill in Q3’23 o +$22.1m: merger and Caret related costs incurred in FY’23 o +$13.8m: increase in asset-related revenue from investments less increase in interest expense primarily due to debt funding for ground leases o +$5.8m: savings in G&Ab net of STHO management fee o -$6.8m: non-cash general provision for credit losses on prior period balancesc o -$15.2m: derivative hedge gain realized in Other Income in Q4’23 Q4'24 Q4'23 Y/Y Change FY'24 FY'23 Y/Y Change Revenues $91.9m $103.0m -11% $365.7m $352.6m 4% GAAP $26.0m $41.2m -37% $105.8m ($55.0m) >100% Excluding merger & Caret related costs, non-recurring gains and general provision for credit losses on prior period balancesa $26.0m $25.5m 2% $112.0m $96.8m 16% GAAP $0.36 $0.58 -37% $1.48 ($0.82) >100% Excluding merger & Caret related costs, non-recurring gains and general provision for credit losses on prior period balancesa $0.36 $0.36 1% $1.57 $1.45 8% Share Countd GAAP 71.6m 71.1m 1% 71.5m 66.7m 7% Net Income Attributable to Safehold Inc. common shareholders Earnings Per Share

5 Safehold | The Ground Lease Company | February 2025 Assumed CPI / Growth Rate (Core Ground Lease Portfolio Gross Book Value: $6.7b on 92-Year W.A. Lease Term w/ Ext.)12 Portfolio Yields Note: Refer to Appendix for Glossary and Endnotes. Represents Core Ground Lease Portfolio. 3.7% Annualized Cash Yield 5.3% Annualized Yield13 5.8% Economic Yield15 6.0% Inflation Adjusted Yield15 7.5% Illustrative Caret Adjusted Yield16 Annualized Cash Rent divided by Cost Basis Annualized Net Rent divided by GBV Go-forward IRR of contractual cashflows through lease expiration on cost 0.0% 0.0% 2.0% 2.35%17 2.35%17 Methodology: + Non-Cash Rent & Adj. + Upside when inflation >2% + Caret valuation Same as Economic Yield using market rate inflation Same as Inflation Adjusted Yield. Assume Caret value taken out of basis16 + Variable rent pickup14 GAAP Earnings Cash Rent GAAP Rent Variable Rent CPI Lookbacks Caret  x x x x   x x x  x  x x  x   x  x    Forward Yield-to-Maturity Components:

6 Safehold | The Ground Lease Company | February 2025 Portfolio Diversification Safehold primarily invests in the top 30 MSAs across the U.S., which we believe are positioned for long-term sustainable growth Top 10 Markets (% of GBV, Count, Rent Coverage4, GLTV3) 1. Manhattan (22%)a – 10 Assets (3.0x, 58%) 2. Washington D.C. (10%) – 17 Assets (3.5x, 56%) 3. Boston (8%) – 3 Assets (3.2x, 49%) 4. Los Angeles (7%) – 9 Assets (3.9x, 41%) 5. San Francisco (4%) – 7 Assets (3.4x, 58%) 6. Denver (4%) – 6 Assets (3.2x, 60%) 7. Honolulu (3%) – 2 Assets (4.0x, 49%) 8. Nashville (3%) – 5 Assets (3.1x, 40%) 9. Miami (3%) – 6 Assets (3.7x, 40%) 10. Atlanta (2%) – 7 Assets (2.6x, 40%) $6.7b Core Ground Lease Portfolio (92-year w.a. extended lease term) Note: Represents Core Ground Lease Portfolio. Based on Gross Book Value of $6.7b, which excludes $46m of Safehold’s forward commitments. There can be no assurance that Safehold will fully fund any forward commitments. a. Total New York MSA including areas outside of Manhattan makes up 28% of GBV (18 assets). Northeast West Mid Atlantic Southeast Southwest Central Total GBV % Rent Coverage4 GLTV3 Multifamily 9 29 11 22 10 4 85 41% 3.6x 38% Office 10 7 9 5 4 1 36 40% 3.2x 61% Hotel 2 8 1 1 4 0 16 11% 3.7x 47% Life Science 1 2 2 0 0 0 5 6% 4.7x 42% Mixed Use & Other 1 1 0 2 0 1 5 2% 3.3x 45% Total 23 47 23 30 18 6 147 100% 3.5x 49% Portfolio by Count

7 Safehold | The Ground Lease Company | February 2025 Pro-Rata Held by JVs $0.3b Unsecured Revolver $689m Unsecured Notes $2.2b Non-Recourse Secured $1.5b Capital Structure Debt Overview a. Includes JV debt and excludes outstanding borrowings under the Company’s unsecured revolving credit facility. ($1,311m remaining capacity) Total $4.6b Debt and Liquidity Metrics Q4‘24 Total debt $4.64b Total equity $2.37b Total debt / Total equity 1.96x Debt cash interest ratea 3.8% Debt effective interest ratea 4.2% Unencumbered assets $4.26b Cash & credit facility availability $1.32b Outstanding Hedges SOFR Swap (Revolver) Notional: $500m Term: 5-years (ends April 2028) Rate: ~3.0% SOFR Interest Savings: ~$2.2m for Q4’24 (~4.7% SOFR less ~3.0% swapped SOFR * $500m / 4) Paid current and flowing through earnings Treasury Locks (Long-Term Debt) Notional: $250m Rate: ~4.0% 30-year treasury Unrealized Gain Position: ~$27m in-the-money Will be paid when SAFE enters into long-term debt issuance and the hedges are unwound/terminated and will flow through earnings thereafter 19.2-year w.a. maturitya No corporate maturities due until 2027 A3 (Stable Outlook) Moody’s A- (Stable Outlook) Fitch BBB+ (Positive Outlook) S&P

8 Safehold | The Ground Lease Company | February 2025 Appendix

9 Safehold | The Ground Lease Company | February 2025 Income Statement APPENDIX Note: Figures in thousands except for per share amounts. a. For the three months and the year ended December 31, 2024, general and administrative expenses were partially offset by $3.2m and $16.8m of management fees, respectively, which are included in “Other income.” b. For the three months and the year ended December 31, 2024, provision for (recovery of) credit losses includes $1.0m and $9.5m on consolidated assets, of which $0 and $6.6m are general provision for credit losses on prior period balances. c. For the three months and the year ended December 31, 2024, earnings from equity method investments includes $0.1m and $0.3m provision for credit losses on unconsolidated assets, of which $0 and $0.2m are general provision for credit losses on prior period balances. 2024 2023 2024 2023 Revenues: Interest income from sales-type leases $68,677 $61,153 $264,250 $235,503 Operating lease income 16,717 16,921 71,061 71,287 Interest income - related party 2,384 2,381 9,482 7,143 Other income 4,094 22,572 20,892 38,645 Total revenues $91,872 $103,027 $365,685 $352,578 Costs and expenses: Interest expense $50,343 $47,529 $198,042 $181,011 Real estate expense 1,057 1,434 4,224 4,653 Depreciation and amortization 2,486 2,492 9,947 9,936 General and administrativea 10,265 13,623 41,160 45,339 General and administrative - stock-based compensation 3,632 3,103 13,757 23,230 Impairment of goodwill - - - 145,365 Provision for (recovery of) credit lossesb 1,042 79 9,489 2,704 Other expense 422 330 1,983 17,862 Total costs and expenses $69,247 $68,590 $278,602 $430,100 Gain on sales of Ground Leases - $447 - $447 Income (loss) from operations before other items $22,625 $34,884 $87,083 ($77,075) Earnings from equity method investmentsc 4,857 7,709 22,977 24,229 Net income (loss) before income taxes $27,482 $42,593 $110,060 ($52,846) Income tax expense (1,404) (1,139) (3,445) (1,719) Net income (loss) $26,078 $41,454 $106,615 ($54,565) Net (income) loss attributable to noncontrolling interests (39) (270) (852) (408) Net income (loss) attributable to Safehold Inc. common shareholders $26,039 $41,184 $105,763 ($54,973) Weighted avg. share count - basic 71,438 71,068 71,370 66,690 Weighted avg. share count - diluted 71,561 71,115 71,451 66,690 Earnings (loss) per share (basic & diluted) $0.36 $0.58 $1.48 ($0.82) For the three months ended December 31, For the year ended December 31,

10 Safehold | The Ground Lease Company | February 2025 Balance Sheet APPENDIX Note: Figures in thousands. As of December 31, 2024 As of December 31, 2023 Assets: Net investment in sales-type leases $3,454,953 $3,255,195 Ground Lease receivables, net 1,833,398 1,622,298 Real estate: Real estate, at cost 740,971 744,337 Less: accumulated depreciation (46,428) (40,400) Real estate, net 694,543 703,937 Real estate-related intangible assets, net 208,731 211,113 Real estate available and held for sale 7,233 9,711 Total real estate, net, real estate-related intangible assets, net and real estate available and held for sale 910,507 924,761 Loans receivable, net - related party 112,359 112,111 Equity investments 250,034 310,320 Cash and cash equivalents 8,346 18,761 Restricted cash 8,772 27,979 Deferred tax assets, net 5,222 7,619 Deferred operating lease income receivable 210,773 180,032 Deferred expenses and other assets, net11 105,015 89,238 Total assets $6,899,379 $6,548,314 Liabilities: Accounts payable, accrued expenses, and other liabilities $144,991 $134,518 Real estate-related intangible liabilities, net 62,922 63,755 Debt obligations, net 4,317,439 4,054,365 Total liabilities $4,525,352 $4,252,638 Redeemable noncontrolling interests - 19,011 Equity: Safehold Inc. shareholders' equity: Common stock $714 $711 Additional paid-in capital 2,191,840 2,184,299 Retained earnings 102,472 47,580 Accumulated other comprehensive income (loss) 48,992 (1,337) Total Safehold Inc. shareholders' equity $2,344,018 $2,231,253 Noncontrolling interests $30,009 $45,412 Total equity $2,374,027 $2,276,665 Total liabilities, redeemable noncontrolling interests and equity $6,899,379 $6,548,314

11 Safehold | The Ground Lease Company | February 2025 IPO (6/22/17) 12/31/20 12/31/21 12/31/22 12/31/23 12/31/24 Net investment in Sales-Type Leases - $1,306 $2,413 $3,107 $3,255 $3,455 Ground Lease receivables - 577 $796 $1,375 $1,622 $1,833 Pro-rata interest in Ground Leases held as equity method investments - 345 $441 $445 $493 $455 Real estate, net (Operating Leases) $265 $730 $713 $707 $701 $695 Add: Accumulated depreciation 1 22 28 34 40 46 Add: Lease intangible assets, net 123 242 224 218 211 209 Add: Accumulated amortization 1 23 29 36 43 50 Add: Other assetsb - 23 22 21 20 23 Add: CECL allowance - - - - 1 10 Less: Lease intangible liabilities, net (51) (66) (65) (65) (64) (63) Less: Noncontrolling interest - (2) (2) (2) (19) (2) Gross Book Value $339 $3,201 $4,599 $5,876 $6,303 $6,711 Add: Forward Commitments - 19 166 308 136 46 Aggregate Gross Book Value $339 $3,219 $4,764 $6,184 $6,439 $6,757 Less: Accruals to net investment in leases and ground lease receivables - (42) (101) (176) (265) (362) Aggregate Cost Basis $339 $3,177 $4,664 $6,008 $6,174 $6,395 Less: Forward Commitments - (19) (166) (308) (136) (46) Cost Basis $339 $3,159 $4,498 $5,700 $6,038 $6,349 Portfolio Reconciliation APPENDIX Note: Figures in thousands. Represents Core Ground Lease Portfolio. a. Excludes $3m other assets. b. Includes purchase premium from the Q3'24 JV buyout. a

12 Safehold | The Ground Lease Company | February 2025 Earnings Reconciliation APPENDIX Note: Figures in millions except for per share amounts. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs, non-recurring gains and general provision for credit losses on prior period balances and EPS excluding merger & Caret related costs, non-recurring gains and general provision for credit losses on prior period balances are non-GAAP measures used as supplemental performance measures to give management and investors a view of net income and EPS more directly derived from operating activities in the period in which they occur. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs, non-recurring gains and general provision for credit losses on prior period balances is calculated as net income (loss) attributable to common shareholders, prior to the effect of non-recurring gains, and charges related to the merger, administration of Caret, origination of the Secured Term Loan to Star Holdings, goodwill impairment and general provision for credit losses on prior period balances, all as adjusted to exclude corresponding amounts allocable to noncontrolling interests. It should be examined in conjunction with net income (loss) attributable to common shareholders as shown in our consolidated statements of operations. EPS excluding merger & Caret related costs, non-recurring gains and general provision for credit losses on prior period balances is calculated as net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs, non-recurring gains and general provision for credit losses on prior period balances, divided by the weighted average number of diluted common shares. These metrics should not be considered as alternatives to net income (loss) attributable to common shareholders or EPS, respectively (in each case determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”)). These measures may differ from similarly-titled measures used by other companies. a. In Q3’23, we recorded an impairment of goodwill that was recognized as a result of the merger. Merger and Caret related costs excluding impairment of goodwill were $0 in FY’24 and $22.1m in FY’23. FY’23 includes $10.1m expenses and reserves primarily related to legal, tax, accounting and advisors, $6.7m transfer tax and $5.3m G&A primarily related to the termination of pre-existing iStar incentive plans and other miscellaneous items. All numbers net of impact attributable to noncontrolling interests. b. Includes sales of net investment in leases and ground lease receivables. c. Includes general provision for credit losses on prior period balances of $6.6m on consolidated assets and $0.2m on unconsolidated assets in YTD’24. d. Caret related income was $0.6m in FY’24 and $0 in FY’23. The income was due to redemption of Caret units at original purchase price reduced by an amount equal to previous cash distributions in connection with the sale of a ground lease in 2022. 2024 2023 2024 2023 Net income (loss) attributable to Safehold Inc. common shareholders $26,039 $41,184 $105,763 ($54,973) Add: Impairment of goodwill - - - 145,365 Add: Merger & Caret related costsa - - - 22,082 Less: Gain on sale of ground leasesb - (447) - (447) Less: Non-amortizable hedge gains - (15,191) - (15,191) Add: General provision for credit losses on prior period balancesc - - 6,804 - Net income excluding merger & Caret related costs, non-recurring gains for the period and general provision for credit losses on prior period balances $26,039 $25,547 $112,567 $96,837 Impact attributable to noncontrolling interestsd - - (576) - Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs, non-recurring gains for the period and general provision for credit losses on prior period balances $26,039 $25,547 $111,991 $96,837 Weighted average number of common shares - basic 71,438 71,068 71,370 66,690 Weighted average number of common shares - diluted for net income excluding merger & Caret related costs, non-recurring gains for the period and general provision for credit losses on prior period balances 71,561 71,115 71,451 66,707 EPS excluding merger & Caret related costs, non-recurring gains for the period and general provision for credit losses on prior period balances - basic & diluted $0.36 $0.36 $1.57 $1.45 For the three months ended December 31, For the year ended December 31,

13 Safehold | The Ground Lease Company | February 2025 Caret Timeline APPENDIX a. Management was granted up to 15% of the then-authorized Caret units under this plan. b. In connection with Feb'22 sale, we were obligated to seek to provide a public market listing for the Series A Caret Units by Q1'24. Because public market liquidity was not achieved, the investors in the initial round had the option to cause their Series A Caret units to be redeemed at their original purchase price reduced by an amount equal to the amount of subsequent cash distributions on such units. In April 2024, the ~$19m Series A round was redeemed. 2H’18: Formed a subsidiary called “Caret” designed to help recognize the value of the capital appreciation above Cost Basis. Employee performance-based incentive plan created Feb’22: Outside investors participate in Series A roundb Nov’22: 3 participants from Series A round committed to Series B round under same terms and timing as MSD May’19: Management incentive plana approved by shareholders, requiring management to deliver significant share price appreciation Aug’22: MSD Partners commitment to Series B round Apr’24: Series A round redeemed

14 Safehold | The Ground Lease Company | February 2025 Caret Ownership Note: Ownership percentage is based on outstanding Caret units SAFEHOLD (NYSE: SAFE) GL Units Rent Stream plus Original Cost Basis and certain other cash flows Employees 2018 Incentive Plan Caret Units Capital Appreciation above Original Cost Basis under specified circumstances MSD Partners + Other Family Offices ~15% ~1% 100% ~84% APPENDIX In April 2024, the Series A Round was redeemed. It was settled with funds that were previously held in a restricted account; thus no impact to liquidity or revolver borrowings.

15 Safehold | The Ground Lease Company | February 2025 Unrealized Capital Appreciation Details APPENDIX Refer to the Glossary in the Appendix for a definition of Owned Residual Portfolio, Unrealized Capital Appreciation (“UCA”), and“Combined Property Value” (“CPV”). SAFE relies in part on CBRE’s valuations of the CPV of our portfolio in calculating UCA. SAFE may utilize management’s estimate of CPV for ground lease investments recently acquired that CBRE has not yet evaluated. For construction deals, CPV represents the cost to build inclusive of the land. CPV is a hypothetical value of the as-improved subject property, based on an assumed ownership structure different from the actual ownership structure. CPV does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased atmarket rent at stabilized levels, where applicable, as of the valuation date, without consideration of any costs to achieve stabilization through lease up and associated costs. In determining the CPV of each property, CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property’s income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. Lagging valuations may not accurately capture declines in our UCA, CPV or derived metrics such as GLTV, and such declines could be reflected in future periods, and any such decline could be material. The calculation of the estimated UCA in our Owned Residual Portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our Owned Residual Portfolio is not subject to U.S. GAAP and will not be subject to independent audit. We conduct rolling property valuations; therefore, our estimated UCA and CPV may not reflect current market conditions and may decline materially in the future. There can be no assurance that we will realize any incremental value from the UCA in our Owned Residual Portfolioor that the market price of our common stock will reflect any value attributable thereto. We will generally not be able to realize value from UCA through near term transactions, as properties are leased to tenants pursuant to long-term leases. For more information on UCA and CPV, including additional limitations and qualifications, please refer to our Current Report on Form 8-K filed with the SEC on February 5, 2025 and the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2024 when it is filed with the SEC, as updated from time to time in our subsequent periodic reports, filed with the SEC. Certain interests in our subsidiary Safehold GL Holdings LLC (“Portfolio Holdings”) are structured to track and capture UCA to the extent UCA is realized upon sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% of the total authorized Caret units, 1,371,254 of which are currently outstanding and some of which remains subject to time-based vesting. See our 2024 Proxy Statement for additional information on the long-term incentive plan. As of December 31, 2024, we had sold an aggregate of 122,500 Caret units to third-party investors, including affiliates of MSD Partners, L.P., that remain outstanding. As of December 31, 2024, we own approximately 84.3% of the outstanding Caret units. In connection with the sale of 137,142 Caret units in February 2022 (28,571 of which were committed to be purchased at the time, but did not close), we agreed to use commercially reasonable efforts to provide public market liquidity for such units, or securities into which they may be exchanged, prior to the second anniversary of such sales. Because public market liquidity was not achieved by February 2024, the investors in the February 2022 transaction had the right to cause their Caret units purchased in February 2022 to be redeemed at the purchase price less the amounts of distributions previously made on such units. In April 2024, such outstanding units were redeemed.

16 Safehold | The Ground Lease Company | February 2025 Glossary APPENDIX Aggregate Cost Basis Represents Cost Basis plus unfunded commitments of the Core Ground Lease Portfolio. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. Aggregate Gross Book Value Represents the Gross Book Value plus unfunded commitments of the Core Ground Lease Portfolio. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. Annualized Cash Yield Calculated as the annualized base Cash Rent plus Percentage Rent divided by Cost Basis, each for the Core Ground Lease Portfolio. Annualized Yield Calculated as the annualized base Net Rent plus Percentage Rent divided by GBV, each for the Core Ground Lease Portfolio. Caret Adjusted Yield Using the same cash flows as Inflation Adjusted Yield except that initial cash outlay (i.e., Safehold’s basis) is reduced by ~$1.7b, which amount corresponds to Safehold’s share (~84%) of the most recent third-party Caret valuation of $2.0b from the Series B round (see page 10 for more detail on the Caret valuation). Cash Interest Rate The current cash interest rate of debt. Cash Rent Represents in-place base ground lease income recognized excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales-type leases, each for the Core Ground Lease Portfolio. Combined Property Value (CPV) The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use actual sales prices/management estimates for recently acquired and originated ground leases for which appraisals are not yet available. For construction projects, CPV represents the total cost associated with the acquisition, development, and construction of the project. Core Ground Lease Portfolio Represents the portfolio of assets owned at the date indicated and our proportionate share of two unconsolidated joint venture assets, and excludes the Star Holdings Loan, Leasehold Loan Fund and GL Plus Fund. Cost Basis Represents the historical purchase price of an asset in the Core Ground Lease Portfolio, including capitalized acquisition costs of the assets. Debt Effective Interest Rate Represents the all-in stated interest rate over the term of debt from funding through maturity based on the contractual payments owed excluding the effect of debt premium, discount and deferred financing costs. Economic Yield Computed similarly to effective yield on a bond, the Economic Yield is calculated using projected cash flows beginning 1/1/2025 for the duration of the lease, with an initial cash outflow and a residual value equal to our cost of the land. The cash flows incorporate contractual fixed escalators and the impact of an assumed inflation scenario on variable rate escalators such as (i) CPI adjustments and CPI lookbacks, (ii) percentage of revenues the building generates and/or (iii) periodic fair market valuations of the land. For CPI adjustments and CPI lookbacks, this metric uses the Federal reserve long-term 2.0% CPI target for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, this metric assumes fair market value and building revenue increase by the Federal Reserve long-term 2.0% CPI target annually. Target yields and cash flow multiples assume no default, full rent collections, no destruction and no casualty events. GAAP Rent In-place revenue from operating and sales-type leases recognized under GAAP, each for the Core Ground Lease Portfolio. GL Plus Fund The Company’s investment fund that targets the origination and acquisition of Ground Leases for commercial real estate projects that are in a pre-development phase. Gross Book Value (GBV) Represents Cost Basis plus accrued interest on sales-type leases of the Core Ground Lease Portfolio. The amount is not reduced for general provision for credit losses allowances. Ground Lease-to-Value (GLTV) Calculated as the Aggregate GBV divided by CPV of the Core Ground Lease Portfolio. Safehold uses this metric to assess risk and our seniority level in a real estate capital structure. Similar to the concept of the LTV metric used in the loan market. Inflation Adjusted Yield For CPI adjustments and CPI lookbacks, Inflation Adjusted Yield is computed in the same manner as Economic Yield, assuming a specific alternative inflation scenario for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, Inflation Adjusted Yield is based on Economic Yield and assumes fair market value and building revenue increase by the assumed inflation scenario annually. Net Rent GAAP Rent less depreciation & amortization for the Core Ground Lease Portfolio. This includes the amortization of a right of use asset recorded as real estate expense (totals $1.0m annualized). Includes our proportionate share of GAAP rent and amortization from our equity method investments, each for the Core Ground Lease Portfolio. Owned Residual Portfolio Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold’s right to the land, property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio. Percentage Rent Represents TTM cash percentage rent paid by the property. Property NOI Represents the net operating income (NOI) of the building/Safehold’s ground lease tenant prior to paying ground lease rent. Rent Coverage The ratio of Property NOI as provided by the building owner or estimated Property NOI to the annualized Cash Rent due to Safehold. The Company adjusts Property NOI for material non-recurring items and uses estimates of the stabilized Property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market. Safehold /Safehold Ground Lease A ground lease originated and structured by Safehold. Unrealized Capital Appreciation (UCA) Calculated as the difference between CPV of the Core Ground Lease Portfolio and the Aggregate Cost Basis. The Company tracks UCA because we believe it provides relevant information with regard to the three key investment characteristics of our ground leases: (1) the safety of our position in a tenant’s capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in CPV of the portfolio that will ultimately revert to us.

17 Safehold | The Ground Lease Company | February 2025 Endnotes APPENDIX (1) $193m ground lease investment includes $45m of forward commitments that have not yet been funded as of 12/31/24. There can be no assurance that Safehold will fully fund these transactions. (2) $32 million leasehold loan was unfunded as of 12/31/24. There can be no assurance that Safehold will fully fund these transactions. (3) CPV used to calculate GLTV is generally based on independent appraisals; however, the Company will use actual sales prices / management estimates for recently acquired and originated ground leases for which appraisals are not yet available. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. (4) The Company uses estimates of the stabilized Property NOI for Rent Coverage calculations if it does not receive current tenant information or if the properties are under construction / in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market. (5) Represents Core Ground Lease Portfolio. (6) The portfolio is presented using Aggregate Gross Book Value. As of 12/31/24, the portfolio included $46m of Safehold’s forward commitments that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance Safehold will fully fund these transactions. (7) Original Safehold target commitment of $275m and original JV partner target commitment of $225m. Each party's commitment is discretionary. On 8/30/24, Safehold purchased JV partner’s outstanding commitment for all existing assets in the JV and now owns 100% for those assets. The venture remains in place, and the JV partner’s participation right in certain qualifying ground lease investment opportunities expired on 9/30/24. $400m remaining capital (Safehold $220m, JV partner $180m) represents original $500m target commitment (Safehold $275m, JV partner $225m) less funded amount of $100m (Safehold $55m, JV partner $45m). (8) Includes $17m of forward commitments that have not yet been funded as of 12/31/24. There can be no assurance that Safehold will fully fund these transactions. (9) Square footage and total units/keys are based on information provided by the building owners, public records, broker reports and other third-party sources and are based on the primary usage of the building. No assurance can be made to the accuracy of these figures. (10) Includes funding related to 3 Ground Leases originated under our joint venture before 2024. In Q3’24, we purchased our partner’s share of the 9 Ground Leases acquired by the joint venture at such time, 6 of which were originated in 2024. (11) Includes $1.5 million preferred equity funding. The Company entered into a discretionary commitment to fund up to $9.0 million of preferred equity in an entity that owns the leasehold interest under one of the Company’s office Ground Leases located in Washington, DC. This preferred equity position is intended to fund any operating cash flow deficits and leasing capital necessary at the property as our tenant explores potential re-leasing or a leasehold sale. In-place cash flows at the property covered ground rent through December 31, 2024, though a semi-annual property tax payment made in September 2024 produced a shortfall, which resulted in a $1.5 million funding. During the year ended December 31, 2024, the Company funded $1.5 million of the commitment which is included in “Deferred expenses and other assets” on the Company’s consolidated balance sheet as of December 31, 2024. In addition, the Company has recognized $6.7 million of interest income from sales-type leases from the Ground Lease in its consolidated statements of operations for the year ended December 31, 2024. (12) Does not include $46m of Safehold’s forward commitments. (13) Annualized Yield is based on GAAP treatment, which assumes 0% growth / inflation environment for the remaining term of existing legacy ground leases that have structures with a component of variable rent. (14) Certain acquired leases with legacy ground rent structures have a component of variable rent, including percentage rent, fair market value reset, or CPI-based escalators not captured in Annualized Yield. These leases have $0 go forward economics under GAAP. These leases (16% of portfolio) earn 3.1% for Annualized Yield but earns 6.0% Economic Yield when using 2.0% annual growth / inflation. (15) Safehold originated ground leases typically include a periodic rent increase based on prior years’ cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 83% of our portfolio as determined by cash rent has some form of a CPI lookback and 94% of our portfolio as determined by cash rent has some form of inflation capture. (16) Illustrative Caret Adjusted Yield uses the 5.9% Inflation Adjusted Yield as the starting point, and reduce initial cash outlay (i.e. Safehold’s basis) by ~$1.7b, which is Safehold’s 84% ownership of Caret using its most recent $2 billion valuation (In conjunction with the merger, MSD committed in Series B round to buy 1.0% of the total outstanding Caret Units for $20m with no redemption rights in November 2022 and certain other investors committed to buy an aggregate of 22,500 Caret Units on the same terms and conditions in November 2022. Purchase closed on 3/31/23 in connection with the merger. In April 2024, the Series A round was redeemed.) (17) Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, February 5, 2025.

18 Safehold | The Ground Lease Company | February 2025 Forward-Looking Statements and Other Matters This presentation may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as “illustrative”, “representative”, “expect”, “plan”, “will”, “estimate”, “project”, “intend”, “believe”, and other similar expressions that do not relate to historical matters, and include estimates of UCA and Illustrative Caret Adjusted Yield. These forward-looking statements reflect the Company’s current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (1) any delay in or our inability to realize the expected benefits of the merger of Safehold Inc. and iStar Inc. (“STAR”) and/or our spin-off of Star Holdings (collectively, the “transactions”); (2) changes in tax laws, regulations, rates, policies or interpretations; (3) the risk of unexpected significant transaction costs and/or unknown liabilities related to the transactions; (4) potential litigation relating to the transactions; (5) the impact of actions taken by significant stockholders; (6) general economic and business conditions; (7) market demand for ground lease capital; (8) the Company’s ability to source new ground lease investments; (9) the availability of funds to complete new ground lease investments; (10) risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; (11) risks associated with certain tenant and industry concentrations in our portfolio; (12) conflicts of interest and other risks associated with our relationship with Star Holdings and other significant investors; (13) risks associated with using debt to fund the Company’s business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); (14) risks that we will be unable to realize incremental value from the UCA in our Owned Residual Portfolio; (15) the value that will be attributed to Caret units in the future; (16) risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual Portfolio realizations from such properties; (17) general risks affecting the real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); (18) dependence on the creditworthiness of our tenants and their financial condition and operating performance; (19) escalating geopolitical tensions as a result of the war in Ukraine and the evolving conflict in Israel and surrounding areas; and (20) competition from other ground lease investors and risks associated with our failure to qualify for taxation as a REIT, as amended. Please refer to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 when it is filed with the SEC and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation also contains modeling and information relating to potential inflation, which are presented for illustrative purposes only, and are not guarantees or otherwise necessarily indicative of future performance. In addition, this presentation contains certain figures, projections and calculations based in part on management’s underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs. Important Note re: Certain Metrics; Readers of this presentation are cautioned that certain metrics that we report and monitor may not reflect current market values, including the decline in office values. Our estimated UCA and CPV are based, in part, on valuations associated with each Ground Lease that occur every 12 to 24 months, and lagging valuations may not accurately capture declines. Additionally, given the limitations of the information used in our estimates, it is possible that actual Ground Rent Coverage may be lower than our estimates. Readers are urged to read our Annual Report on Form 10-K for the year ended December 31, 2024 when it is filed with the SEC for a more fulsome discussion of our quarterly results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included therein. Merger Transaction / Basis of Presentation: On November 10, 2022, Safehold Inc. ("Old Safe") entered into an Agreement and Plan of Merger (the "Merger Agreement") with iStar Inc. ("iStar"), and on March 31, 2023, in accordance with the terms of the Merger Agreement, Old Safe merged with and into iStar, at which time Old Safe ceased to exist, and iStar continued as the surviving corporation and changed its name to "Safehold Inc." (the "Merger"). For accounting purposes, the Merger is treated as a "reverse acquisition" in which iStar is considered the legal acquirer and Old Safe is considered the accounting acquirer. As a result, the historical financial statements of Old Safe became the historical financial statements of Safehold Inc. Unless context otherwise requires, references to "iStar" refer to iStar prior to the Merger, and references to "we," "our" and "the Company" refer to the business and operations of Old Safe and its consolidated subsidiaries prior to the Merger and to Safehold Inc. (formerly known as iStar Inc.) and its consolidated subsidiaries following the consummation of the Merger. Investor Relations Contact Pearse Hoffmann 212.930.9400 investors@safeholdinc.com